SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                 FIRST KEYSTONE
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            FIRST KEYSTONE LETTERHEAD







                                                               December 24, 1998


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of First Keystone Financial, Inc. The meeting will be held at the Towne House Restaurant located at 117 Veterans Square, Media Pennsylvania, on Wednesday, January 27, 1999 at 2:00 P.M., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in First Keystone Financial, Inc. are sincerely appreciated.

                                                     Sincerely,



                                                     /s/Donald S. Guthrie
                                                     --------------------
                                                        Donald S. Guthrie
                                                        President and
                                                        Chief Executive Officer

                         FIRST KEYSTONE FINANCIAL, INC.
                              22 West State Street
                            Media, Pennsylvania 19063
                                 (610) 565-6210


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on January 27, 1999



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of First Keystone Financial, Inc. (the "Company") will be held at the Towne House Restaurant located at 117 Veterans Square, Media Pennsylvania, on Wednesday, January 27, 1999 at 2:00 P.M., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect three (3) directors for a four-year term or until their successors are elected and qualified;

         (2)      To consider  and approve the adoption of the 1998 Stock Option
                  Plan;

         (3) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1999; and

         (4) To transact such other business as properly may come before the meeting or any adjournment thereof. As of the date hereof, management is not aware of any other such business.

         The Board of Directors has fixed December 15, 1998 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/Carol Walsh
                                              --------------
                                              Corporate Secretary



Media, Pennsylvania
December 24, 1998



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

                          FIRST KEYSTONE FINANCIAL INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                January 27, 1999

         This Proxy Statement is furnished to holders of common stock, $.01 par value per share (the "Common Stock"), of First Keystone Financial, Inc. (the "Company"), the holding company of First Keystone Federal Savings Bank (the "Bank"). The Company acquired all of the Bank's common stock issued in January 1995 in connection with the conversion of the Bank from mutual to stock form. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Towne House Restaurant located at 117 Veterans Square, Media Pennsylvania, on Wednesday, January 27, 1999 at 2:00 P.M., Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 24, 1998.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, then each proxy received will be voted FOR the nominees for director described herein, FOR adoption of the 1998 Stock Option Plan (the "1998 Option Plan"), FOR
ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1999 and upon the transaction of such other business as properly may come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Carol Walsh, Secretary, First Keystone Financial, Inc.); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record at the close of business on December 15, 1998 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,269,216 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The three persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to adopt the 1998 Stock Option Plan and to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposals to adopt the 1998 Option Plan and ratify the appointment of auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

                INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                             AND EXECUTIVE OFFICERS

Election of Directors

         The Restated Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into four classes that are as equal in number as possible, and that members of each class of directors are to be elected for a term of four years. One class is to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         No other directors or executive officers of the Company are related to any other director or executive officer of the Company by blood, marriage or adoption, except for Edmund Jones and Donald A. Purdy, who are brothers-in-law. All of the nominees currently serve as directors of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, then the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following tables present information concerning the nominees for director of the Company and each director whose term continues, including tenure as a director of the Bank.

                             Nominees for Director for Four-Year Term Expiring in 2003


                                                         Principal Occupation During                Director
       Name                          Age(1)                  the Past Five Years                      Since
       ----                          ------                  -------------------                      -----
Donald S. Guthrie                      63        President and Chief Executive Officer of             1994
                                                 the Bank since 1993;  previously a
                                                 member of the law firm of Jones,
                                                 Guthrie & Strohm, P.C., Media,
                                                 Pennsylvania.

Edmund Jones                           80        Director; former Chairman of the Board               1947
                                                 from 1979 until 1993; member of the
                                                 law firm of Jones, Strohm, Crain &
                                                 Guthrie, P.C., Media Pennsylvania.

Willard F. Letts                       77        Director; President and principal                    1982
                                                 shareholder of Eastern Flame Hardening
                                                 Co., Eddystone, Pennsylvania, a ferrous
                                                 metals heat treating business.

        The Board of Directors recommends that you vote FOR the election of the above nominees for director.

                              Members of the Board of Directors Continuing in Office



Directors Whose Terms Expire in 2000

                                                           Principal Occupation During               Director
     Name                              Age(1)                  the Past Five Years                     Since
     ----                              ------                  -------------------                     -----
Olive J. Faulkner                        76       Director; retired; formerly served in                1970
                                                  various positions with the Bank,
                                                  including Vice President and Corporate
                                                  Secretary of the Bank from 1970 to
                                                  1988.
Donald A. Purdy                          75       Chairman of the Board since 1993;                    1970
                                                  served  as  President  of  the
                                                  Bank  from 1979 to 1990 and as
                                                  President and Chief  Executive
                                                  Officer  of the Bank from 1990
                                                  to 1993.
Thomas M. Kelly                          42       Director; has served as Chief Financial              1997
                                                  Officer of the Bank since 1991 and
                                                  Executive Vice President since 1995;
                                                  served as Senior Vice President from
                                                  1991 to 1995; former Senior Manager at
                                                  Deloitte & Touche LLP.


Directors Whose Terms Expire in 2001

                                                           Principal Occupation During               Director
     Name                              Age(1)                  the Past Five Years                     Since
     ----                              ------                  -------------------                     -----
William K. Betts                       76        Director; retired; former Senior Vice                1982
                                                 President of Human Resources of
                                                 the Bank from 1982 until  1986;
                                                 served as  President of Linwood
                                                 Keystone   Savings   and   Loan
                                                 Association prior to its merger
                                                 with the Bank in 1982.

Walter J. Lewicki                      81        Director; retired; formerly associated               1982
                                                 with the firm of Lokker, Lees and
                                                 Melcher, Inc., a commercial real estate
                                                 management firm located in Media,
                                                 Pennsylvania.


Directors Whose Terms Expire in 2002

                                                           Principal Occupation During               Director
     Name                              Age(1)                  the Past Five Years                     Since
     ----                              ------                  -------------------                     -----
Edward Calderoni                         76       Director; Partner in Century 21-                     1982
                                                  Alliance, a real estate firm located in
                                                  Media, Pennsylvania, since 1968.

Silvio F. D'Ignazio                      79       Director; owner of the Towne House                   1976
                                                  Restaurant in Media, Pennsylvania, and
                                                  the Nottingham Inn in Nottingham,
                                                  Pennsylvania.

Joan G. Taylor                           69       Director; retired; former Executive                  1976
                                                  Director of the Young Woman's
                                                  Christian Association (Y.W.C.A.) in
                                                  Chester, Delaware County,
                                                  Pennsylvania, until her retirement in
                                                  1991.

-------------------------

(1) As of September 30, 1998.

Stockholder Nominations

         Article 6.F of the Company's Restated Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions set forth in such section. Stockholder nominations must be made pursuant to timely notice delivered in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting. No such notices were submitted to the Company's Secretary for consideration at this Annual Meeting.

         Each written notice of a stockholder nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock that are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Committees and Meetings of the Board of the Company and Bank

         The Board of Directors of the Company meets on a monthly basis and may have additional special meetings upon the request of the President or a majority of the directors. During the fiscal year ended September 30, 1998, the Board of Directors of the Company met 13 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during this period. The Board of Directors of the Company has established the following committees:

Internal Review Committee. The Internal Review Committee consists of Messrs. Calderoni, D'Ignazio and Lewicki and Ms. Taylor. The Internal Review Committee reviews the records and affairs of the Company, meets with the Company's outsourced internal auditor, engages the Company's external auditors and reviews their reports. The Internal Review Committee met three times during fiscal 1998.

         Nominating Committee. The Nominating Committee consists of Messrs. Betts, Jones and Letts. The Nominating Committee, which is responsible for reviewing and nominating candidates to the Board, met one time during fiscal 1998.

         The Board of Directors of the Bank met 12 times during fiscal 1998. In addition, the Board of Directors of the Bank has established the following committees:

         Executive Committee. The Executive Committee consists of Messrs. Calderoni, D'Ignazio, Guthrie, Kelly, Jones, Letts and Purdy and Ms. Faulkner. The Executive Committee has authority to act on general Bank matters between Board meetings. The Executive Committee met 12 times during fiscal 1998.

         Compensation Committee. The Compensation Committee consists of Messrs. Calderoni, D'Ignazio and Letts. The Compensation Committee, which reviews overall compensation and benefits for the Bank's employees and recommends compensation and benefits for senior officers, met once during fiscal 1998.

         Internal Review Committee. The Internal Review Committee consists of Messrs. Calderoni, D'Ignazio and Lewicki and Ms. Taylor. The Internal Review Committee reviews the records and affairs of the Bank, meets with the Bank's outsourced internal auditor, engages the Bank's external auditors and reviews their reports. The Internal Review Committee met three times during fiscal 1998.

         In addition to the committees described above, the Bank also has established other committees which include members of the Board and senior management and which meet as required. These committees include, among others, an Asset/Liability Committee, a Loan Committee, a Year 2000 Task Force Committee, a Community Investment Committee and an Asset Quality Review Committee.

Executive Officers Who Are Not Directors

         Set  forth  below  is   information   with  respect  to  the  principal
occupations during the last six years for the three executive officers of the Company and the Bank who do not serve as directors.

         Stephen J. Henderson. Mr. Henderson has been Senior Vice President and Chief Lending Officer since May 1991 and has been employed in various capacities at the Bank since 1971.

         Elizabeth M. Mulcahy. Ms. Mulcahy has served as Senior Vice President of Human Resources since 1991 and has been employed in various capacities at the Bank since 1964.

         Carol Walsh. Ms. Walsh has served as Corporate Secretary since August 1991 and has been employed in various capacities at the Bank since 1970.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of December 15, 1998, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in
Section 13(d)(3) of the Exchange Act, who or which were known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company and the Bank as a group.

                                        Amount and Nature
    Name of Beneficial                    of Beneficial
    Owner or Number of                   Ownership as of            Percent of
     Persons in Group                  December 15, 1998(1)         Common Stock
     ----------------                  --------------------         ------------
First Keystone Financial, Inc.
 Employee Stock Ownership Plan
  Trust(2)
22 West State Street                            295,150                  13.0%
Media, Pennsylvania  19063

Charles J. Moore                                213,000(3)                9.4
The Banc Funds Company L.L.C
208 South LaSalle Street
Chicago, Illinois 60604

Dorset Management Corporation
David M. Knott
485 Underhill Boulevard, Suite 205
Syosset, New York  11791                       146,000                     6.4

Directors:

William K. Betts                                15,120(4)(5)(6)              *
Edward Calderoni                                25,953(5)(6)(7)              *
Silvio F. D'Ignazio                             68,400(5)(8)               3.0
Olive J. Faulkner                               25,712(5)(6)                 *
Donald S. Guthrie                               71,639(9)                  3.1
Edmund Jones                                    26,124(10)                 1.1
Thomas M. Kelly                                 36,154(11)                 1.6
Willard F. Letts                                15,712(5)(6)(12)             *
Walter J. Lewicki                               15,712(5)(6)(12)             *
Donald A. Purdy                                 55,270(13)                 2.4
Joan G. Taylor                                  7,712(5)(6)                  *

All directors and
  executive officers as
  a group (14 persons)                          485,126(14)               20.2


                                                        (Footnotes on next page)

------------------------
 *        Represents less than 1% of the outstanding shares of Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The First Keystone Financial, Inc. Employee Stock Ownership Plan Trust (the "Trust") was established pursuant to the First Keystone Financial, Inc. Employee Stock Ownership Plan (the "ESOP") by an agreement between the Company and Messrs. Calderoni, Jones and Purdy, who act as trustees of the plan (the "Trustees"). Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions and unallocated shares will be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the Trustees. Allocated shares for which participants do not provide the Trustees' instructions and allocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given. As of the Voting Record Date, 69,156 shares held in the Trust had been allocated to the accounts of participating employees including 15,085 shares beneficially owned by executive officers.

(3) Reflects shares held by the Banc Fund III L.P. (23,665 shares), Bank Fund III Trust (72,535 shares), Banc Fund IV L.P. (26,770 shares) and Banc Fund IV Trust (90,030). The general partner of Banc Fund III L.P. is MidBanc III L.P. ("MBIII") while the general partner of Bank Fund IV L.P. is MidBanc IV L.P. ("MBIV"). The general partner of MBIII is ChiCorp Management III, Inc. ("Management III") while the general partner of MBIV is ChiCorp Management IV, Inc. ("Management IV"). The sole stockholder of Management III and IV is The Banc Funds Company, L.L.P. ("TBFC") which is controlled by Charles J. Moore. The investment manager of Bank Fund III Trust and Bank IV Fund Trust is TBFC. Mr. Moore is manager of the investment decisions for each of Banc Fund III L.P., Bank Fund III Trust, Bank Fund IV and Bank Fund IV Trust and as such, has voting and despositive authority over the shares held thereby.

(4)       Includes 100 shares held jointly with spouse.

(5) Includes 942 shares granted pursuant to the 1995 Recognition and Retention Plan and Trust ("Recognition Plan") that may be voted by the director pending vesting and distribution.

(6) Includes 3,672 shares pursuant to the 1995 Stock Option Plan ("1995 Option Plan") that may be acquired within 60 days of the Voting Record Date.

(7)       Includes 20,237 shares held jointly with spouse.

(8) Includes 20,000 shares held jointly with spouse and 1,360 shares that may be acquired within 60 days of the Voting Record Date pursuant to the 1995 Option Plan.

(9) Includes 7,402 shares held in the Bank's 401(k)/Profit-Sharing Plan ("401(k)/Profit Sharing Plan"), 4,711 shares allocated to Mr. Guthrie as a participant in the Company's ESOP and 4,896 shares granted pursuant to the Recognition Plan that may be voted by Mr. Guthrie pending vesting and distribution; also includes 22,032 shares that may be acquired within 60 days of the Voting Record Date pursuant to the 1995 Option Plan.

(10) Includes 5,000 shares owned by Mr. Jones' spouse; also, includes 6,378 shares granted pursuant to the Recognition Plan that may be voted pending vesting and distribution; also includes 7,344 shares that may be acquired within 60 days of the Voting Record Date pursuant to the 1995 Option Plan.

                                         (Footnotes continued on following page)

-------------------

(11) Includes 4,132 shares held in the Bank's 401(k)/Profit Sharing Plan, 3,798 shares allocated to Mr. Kelly as a participant in the Company's ESOP and 4,896 shares granted pursuant to the Recognition Plan that may be voted by Mr. Kelly pending vesting and distribution; also includes 22,032 shares that may be acquired within 60 days of the Voting Record Date pursuant to the 1995 Option Plan.

(12)      Includes 10,000 shares held jointly with spouse.

(13) Includes 5,530 shares held by Mr. Purdy's spouse. Also includes 1,632 shares granted pursuant to the Recognition Plan that may be voted by Mr. Purdy; also includes 8,160 shares that may be acquired within 60 days of the Voting Record Date pursuant to the 1995 Option Plan.

(14) Includes 15,085 shares allocated to executive officers pursuant to the ESOP, 35,820 shares granted pursuant to the Recognition Plan which may be voted by the grantees providing vesting and distribution and 134,368 shares that may be acquired within 60 days of the Voting Record Date pursuant to the Option Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the three years ended September 30, 1998 to the President and Chief Executive Officer of the Bank and the only other officer of the Bank whose total annual cash compensation exceeded $100,000 during fiscal 1998. Said officers, who also serve as executive officers of the Company, do not receive any compensation from the Company.

                                                Annual Compensation                      Long Term Compensation
                                      ----------------------------------------   ---------------------------------
                                                                                        Awards             Payouts
        Name and            Fiscal                             Other Annual      Stock        Number of      LTIP        All Other
    Principal Position       Year     Salary       Bonus       Compensation(1)   Grants        Options     Payouts     Compensation
    ------------------       ----     ------       -----       ---------------   ------        -------     -------     ------------
Donald S. Guthrie            1998     $159,231    $ 31,916         $  --          $  --          $  --       $ --       $ 41,673(2)
 President and Chief         1997     $135,430    $  9,284         $  --          $  --          $  --       $ --       $ 14,006(2)
 Executive Officer           1996     $124,768    $     --         $  --          $  --          $  --       $ --       $ 22,535(2)

Thomas M. Kelly              1998     $119,423    $ 21,102         $  --          $  --          $ --        $ --       $34,952 (3)
 Executive Vice              1997     $102,308    $  6,528         $  --          $  --          $ --        $ --       $ 10,707(3)
 President and Chief         1996     $ 93,346    $     --         $  --          $  --          $ --        $ --       $ 12,138(3)
 Financial Officer

------------------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Company, the costs to the Bank of providing such benefits to such persons during the year ended September 30, 1998 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.


                                              (Footnotes continued on next page)

----------------

(2) Reflects contributions made by the Bank on Mr. Guthrie's behalf to the Bank's 401(k)/Profit-sharing Plan; also reflects in fiscal years 1998, 1997 and 1996, allocation of shares of Common Stock to Mr. Guthrie's account in the ESOP with a fair market value as of the date of allocation of $40,073, $13,013 and $11,669, respectively; also reflects in fiscal year 1996 the net expense of $6,875, in premiums paid on a life insurance policy. See "- Benefits - Supplemental Retirement Benefits."

(3) Reflects contributions made by the Bank on Mr. Kelly's behalf to the Bank's 401(k)/Profit-sharing Plan; also reflects in fiscal years 1998, 1997 and 1996, allocation of shares of Common Stock to Mr. Kelly's account in the ESOP with a fair market value as of the date of allocation of $33,606, $10,068 and $9,102, respectively.

          The following table discloses certain information regarding the options held at September 30, 1998 by the Chief Executive Officer and the other named executive officer. No options were exercised or acquired thereby during the year ended September 30, 1998.

                                               Number of Options at                         Value of Options at
                                                September 30, 1998                           September 30, 1998
                                     -------------------------------------      -----------------------------------------
         Name                           Exercisable (1)     Unexercisable (1)     Exercisable(2)        Unexercisable(2)
         ----                           ---------------     -----------------     --------------        ----------------
Donald S. Guthrie                          22,032              14,688                  $134,946                $89,964
Thomas M. Kelly                            22,032              14,688                  $134,946                $89,964
---------------------------

(1)       Reflects effect of two-for-one stock split effected in fiscal 1998.
(2)       Based on a per share market price of $13.625 at September 30, 1998.

Directors' Compensation

          Board Fees. Directors of the Company received no compensation during fiscal 1998. During fiscal 1998, members of the Board of Directors of the Bank received $750 per meeting attended. Full-time officers who serve on the Board do not receive any fees for attending meetings of the Board or committees thereof. During fiscal 1998, the Chairman of the Board received an annual fee of $5,000 per annum. During fiscal 1998, members of the Board serving on the Bank's Executive Committee, the Bank's Loan Committee and the Bank's Internal Review Committee received $175 per meeting attended, while members of the Board serving on other committees received $150 per meeting attended.

          Stock Options. Pursuant to the Option Plan each non-employee director of the Company was granted in July 1995 compensatory stock options to purchase 2,720 shares of Common Stock (except that each non-employee director who had served as a director of the Bank for more than 30 years was granted compensatory options to purchase 5,440 shares of Common Stock). In addition, compensatory options to purchase 340 shares of Common Stock were granted to each non-employee director (except that each non-employee director who has served as a director of the Bank for more than 30 years was granted compensatory options to purchase 680 shares of Common Stock) on each of the next two succeeding anniversary dates of the initial grant. Options granted to non-employee directors vest at the rate of 20% per year from the date of grant. The option grants discussed above do not reflect the effect of the two-for-one stock split effected in fiscal 1998.

          Restricted Stock Awards. Pursuant to the Recognition Plan, each non-employee director of the Company was granted in July 1995 816 shares of restricted Common Stock (except that each non-employee director who had served as a director of the Bank for more than 30 years was granted 1,632 shares of restricted Common Stock). In addition, 102 shares of restricted stock were granted to each non-employee director (except that each non-employee director who has served as a director of the Bank for more than 30 years shall be granted 204 shares of restricted stock) on each of the next two succeeding anniversary dates of the initial grant. The restricted stock granted pursuant to the Recognition Plan vests at the rate of 20% per year from the date of grant. The discussion above does not reflect the effect on such grants of the two-for-one stock split effected in fiscal 1998.

Employment and Severance Agreements

          The Company and the Bank (collectively the "Employers") entered into employment agreements with each of Messrs. Guthrie, Henderson and Kelly effective January 25, 1995. The Employers agreed to employ Messrs. Guthrie, Henderson and Kelly for a term of three years in their current respective positions. The term of each employment agreement shall be extended each year for a successive additional one-year period unless the Employers or the officer, not less than 30 days prior to the annual anniversary date, elect not to extend the employment term. The term of each employment agreement has been extended for an additional year.

          The employment agreements are terminable with or without cause by the Employers. The officers have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Messrs. Guthrie, Henderson and Kelly will be entitled to a cash severance amount equal to 2.99 times their base salary. In addition, Messrs. Guthrie, Henderson and Kelly will be entitled to a continuation of benefits similar to those they are receiving at the time of such termination for the remaining term of the agreement or until the officer obtains full-time employment with another employer, whichever occurs first.

          The Employers also entered into severance agreements with Mesdames Mulcahy and Walsh effective January 25, 1995. Under the terms of such severance agreements, the Employers have agreed that in the event that such officer's employment is terminated as a result of certain adverse actions that are taken with respect to the officer's employment following a Change in Control of the Company, as defined, such officer will be entitled to a cash severance amount equal to two times her base salary.

          Each employment and severance agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

          Messrs. Guthrie's and Kelly's agreements provide that they will be entitled to the use of an automobile. In addition, in the event of Mr. Guthrie's death during the term of the agreement, his estate will receive payments equal to the amount of compensation due for the remainder of the term of the agreement at his current salary at the time of his death and his spouse shall be covered under the Bank's health insurance plan until age 65. With respect to Messrs. Henderson and Kelly, in the event of their death, their estates will receive payments equal to the amount of compensation due for the remainder of the term of the agreement at their respective current salaries at the time of their respective deaths.

Benefits

          401(k)/Profit Sharing Plan. As of December 31, 1993, the Bank established the 401(k)/Profit Sharing Plan, which is a tax-qualified defined contribution plan. Full-time employees (those with at least 1000 hours service during the Plan years) who have been credited with at least 12 consecutive months of service and who have attained age 21 are eligible to participate in the 401(k)/Profit Sharing Plan. Under the 401(k)/Profit Sharing Plan, a separate account is established for each participating employee and the Bank may make discretionary contributions to the 401(k)/Profit Sharing Plan that are allocated to the participants' accounts. In addition, participants are permitted to make contributions to their accounts within the 401(k)/Profit Sharing Plan. Such contributions cannot exceed $10,000 during calendar 1998, which amount is increased annually to reflect increases in the cost of living. Participants are fully vested in both the Bank's contribution as well as the amount that they defer and contribute to the 401(k)/Profit Sharing Plan. Distributions from the 401(k)/Profit Sharing Plan are made upon termination of service, death or disability in a lump sum. The normal retirement age under the plan is 62.

          For calendar 1997, the Board approved a 1% of salary profit-sharing contribution resulting in a pension expense of $35,000. No contribution was authorized for calendar 1998.

          Deferred Compensation Arrangements. The Bank provides supplemental retirement benefits to Messrs. Betts, Jones and Purdy and Ms. Faulkner in recognition of their long service to the Bank. Under the terms of the Bank's arrangements with such persons, each person receives monthly payments, which payments commenced the first month subsequent to each such person's retirement. Such payments will continue with respect to Messrs. Betts and Purdy and Ms. Faulkner until such persons reach age 80. Mr. Jones' payments initially were to continue until January 2000. At the end of fiscal 1998, Mr. Jones elected to defer receipt of any additional payments until March 2000. Upon commencement in March 2000, such payments will continue until July 2001. In accordance with such arrangements, Mr. Betts and Ms. Faulkner each received $12,500 during fiscal 1998 while Mr. Jones received $33,000 and Mr. Purdy received $58,000 during fiscal 1998.

          Supplemental Retirement Benefits. In July 1994, the Bank purchased a split dollar variable life insurance policy for the benefit of Mr. Guthrie in order to supplement the retirement benefits to be received by Mr. Guthrie pursuant to the Bank's SEP and the Profit Sharing Plan and the ESOP . Under the arrangements with the Bank, upon Mr. Guthrie's retirement from the Bank after attaining age 68, Mr. Guthrie will receive an aggregate annual supplemental retirement benefit until his death, which is estimated to amount to approximately 50% of his salary. Although the expected benefits are to be paid from the cash value of the policy, there is no guarantee that the cash value of the policy will in fact produce such level of benefits. The insurance policy was issued in Mr. Guthrie's name, but the Bank has agreed to pay all premiums required. However, as a part of such agreement, Mr. Guthrie has assigned to the Bank his interest in the policy to the extent of the cash surrender value and death benefit thereof. Upon Mr. Guthrie's death, any proceeds remaining after reimbursing the Bank for the total amount of premiums paid will be paid to Mr. Guthrie's beneficiary under the policy. During fiscal 1998, the Bank did not incur any net premium expense. The Bank also has entered into a similar arrangement with one other executive officer and has purchased a variable life insurance policy for such officer in connection therewith. The Bank also expects to enter into agreements during fiscal 1999 with Mr. Kelly and two other executive officers to provide similar benefits to those described above.

          Employee Stock Ownership Plan and Trust. The Company has established the ESOP for employees of the Company and the Bank. Full-time employees of the Company and the Bank who have been credited with at least 1,000 hours of service during a twelve month period and who have attained age 21 are eligible to participate in the ESOP.

          The ESOP has borrowed funds from the Company in order to purchase shares of Common Stock. The loans to the ESOP will be repaid principally from the Company's and the Bank's contributions to the ESOP with the shares purchased with the proceeds of the loans being pledged as collateral for the loans. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of

Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowing by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

          Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants will vest in their right to receive their account balances within the ESOP upon the completion of five years of service. In the case of a Change in Control, as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

          Messrs. Calderoni, Jones and Purdy serve as Trustees of the ESOP. Under the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions, and unallocated shares, will be voted in the same ratio on any matter as to those shares for which instructions are given.

          Generally accepted accounting principles require that any third-party borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. Because the ESOP borrowed from the Company, such obligation is not treated as a liability, but is excluded from stockholders' equity. If the ESOP purchases newly issued shares from the Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

          The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor promulgated thereunder.

Report of the Board of Directors on Executive Compensation

          Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executive officers of the Bank (since such persons do not receive separate compensation for service as officers of the Company). The disclosure requirements for the Chief Executive Officer and such other executive officers include the use of various tables as well as a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors of the Bank has prepared the following report for inclusion in this proxy statement.

          The Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. With respect to all positions within the organization with the exception of the Chief Executive Officer, the Bank uses a formal quantitative system of job evaluation. In determining whether the base salary of the Chief Executive Officer should be increased, the Board of Directors takes into account individual performance, performance of the Bank, the size of the Bank and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

          While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Compensation Committee in fiscal 1998 included general management oversight of the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Compensation Committee considers the Bank's standing with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer. Rather, all factors were considered, and based upon the effectiveness of such officer in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved the Compensation Committee's recommendation to increase the base salary of the Chief Executive Officer.

                       Compensation Committee of the Bank

     Edward Calderoni         Silvio F. D'Ignazio            Willard F. Letts

Performance Graph

          The following graph compares the cumulative total return on the Common Stock since the Company's initial public offering of common stock in January 1995 with (i) the yearly cumulative total return on the stocks included in the Nasdaq Bank Index; (ii) the yearly cumulative total return on the stocks indexed in the S&P Bank Index; and (iii) the yearly cumulative total return on the stocks included in the Keefe, Bruyette & Woods Bank Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.




                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]


                                                                           Period Ending
                                             ------------------------------------------------------------------------------

Index                                        1/25/95          9/30/95           9/30/96          9/30/97           9/30/98
-----                                        -------          -------           -------          -------           -------
First Keystone Financial , Inc.               100.00            133.51           158.42           261.10            238.70
    (FKFS)
Nasdaq Bank Index (BANK)                      100.00            142.40           179.52           267.04            327.47
S&P Bank Index (BIX)                          100.00            138.99           178.45           269.06            247.62
Keefe, Bruyette & Woods
    Bank Index (BKX)                          100.00            141.18           178.86           268.69            244.32

    The graph represents $100 invested in the Company's initial public offering of common stock issued on January 25, 1995 at $10.00 per share.

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

    Until November 1996, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 required that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

    Except as hereinafter indicated, all loans made by the Bank to its executive officers and directors are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

    In accordance with applicable regulations, the Bank extends residential first mortgage loans to its directors and executive officers secured by their primary residence pursuant to a benefit program that is widely available to employees of the Bank and does not give preference to any executive officer or director over other employees of the Bank. Under the terms of such loans, the interest is 1% below that charged on similar loans to non-employees and certain fees and charges are waived. Set forth in the following table is certain information relating to such preferential loans to executive officers and directors which were outstanding at September 30, 1998.

                                                      Largest Amount of
                                                     Indebtedness between         Balance as of
                                                     October 1, 1997 and          September 30,
         Name                Year Loan Made           September 30, 1998               1998             Interest Rate
         ----                --------------           ------------------               ----             -------------
Donald S. Guthrie                 1997                               $115,000               $107,143                   5.500%
Elizabeth Mulcahy                 1997                                $81,000                $71,283                   5.625%
Carol Walsh                       1997                                $75,000                $71,721                   5.625%

    Mr. Edmund Jones, a director of the Bank, is a member of the law firm, Jones, Strohm, Crain & Guthrie, P.C., which serves as general counsel to the Bank.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission"). Officers, directors and more than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended September 30, 1998 and with respect thereto, all filing requirements applicable to its officers and directors and more than 10% stockholders have been satisfied.

                  PROPOSAL TO ADOPT THE 1998 STOCK OPTION PLAN

General

    The Board of Directors has adopted the 1998 Option Plan which is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company and as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The 1998 Option Plan is also designed to attract and retain qualified directors for the Company. The Option Plan provides for the grant of incentive stock options intended to comply with the requirements of
Section 422 of the Code ("incentive stock options"), non-incentive or compensatory stock options and stock appreciation rights (collectively "Awards"). Awards will be available for grant to officers, key employees and directors of the Company and any subsidiaries, except that non-employee directors will be eligible to receive only awards of non-incentive stock options.

Description of the Option Plan

    The following description of the 1998 Option Plan is a summary of its terms and is qualified in its entirety by reference to the 1998 Option Plan, a copy of which is attached hereto as Appendix A.

     Administration. The 1998 Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors. The members of the Committee will initially consist of Messrs. Jones, Calderoni and Letts.

    Stock Options. Under the 1998 Option Plan, the Board of Directors or the Committee will determine which officers, key employees and non-employee directors will be granted options, whether such options will be incentive or compensatory options (in the case of options granted to employees), the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of both an incentive stock and a compensatory option shall at least equal the fair market value of a share of Common Stock on the date the option is granted.

    Options granted under the 1998 Option Plan shall become vested and exercisable in the manner specified by the Committee. Notwithstanding the foregoing, no vesting shall occur on or after a participant's employment or service with the Company is terminated for any reason other than his death, disability or retirement. Unless the Committee or Board of Directors shall specifically state otherwise at the time an option is granted, all options granted to participants shall become vested and exercisable in full on the date an optionee terminates his employment or service with the Company or a subsidiary company because of his death, disability or retirement. In addition, all stock options will become vested and exercisable in full on the effective date of a change in control of the Company.

    Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or six months after the date on which the optionee's employment terminates (three years after termination of service in the case of non-employee directors), unless extended by the Committee or the Board of Directors to a period not to exceed five years from such termination. Unless stated otherwise at the time an option is granted (i) if an optionee terminates his employment or service with the Company as a result of disability or retirement without having fully exercised his options, the optionee shall have three years following his termination due to disability or retirement to exercise such options, and (ii) if an optionee terminates his employment or service with the Company following a change in control of the Company without having fully exercised his options, the optionee shall have the right to exercise such options during the remainder of the original ten year term of the option. However, failure to exercise incentive stock options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee or a non-employee director or terminates employment or service as a result of disability and dies without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the one-year period following his death, provided no option will be exercisable more than ten years from the date it was granted.

    Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

    Payment for shares purchased upon the exercise of options may be made either in cash, by certified or cashier's check or if permitted by the Committee or the Board, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an option more than six months previously) with a fair market value equal to the total option price, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or any combination of the foregoing. To the extent an optionee already owns shares of Common Stock prior to the exercise of his or her option (and has owned them for more than six months), such shares could be used (if permitted by Committee or the Board) as payment for the exercise price of the option. If the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to acquire a number of shares of Common Stock upon exercise of the option, which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise his or her option in whole or in part and then deliver the shares acquired upon such exercise (if permitted by the Committee or the Board) as payment for the exercise price of all or part of his remaining options. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (1) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (2) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used. Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares. In addition, an optionee can elect, with the Committee's concurrence, to defer the delivery of the proceeds of any compensatory option not transferred under the terms of the 1998 Option Plan. Such deferral must comply with the provisions of the 1998 Option Plan and other rules and regulations as may be established by the Committee.

    Stock Appreciation Rights. Under the 1998 Option Plan, the Board of Directors or the Committee is authorized to grant rights to optionees ("stock appreciation rights") under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or part thereof in return for payment by the Company to the optionee of cash or Common Stock in an amount equal to the excess of the fair market value of the shares of Common Stock subject to option at the time over the option price of such shares, or a combination of cash and Common Stock. Stock Appreciation Rights may be granted concurrently with the stock options to which they relate or at any time thereafter which is prior to the exercise or expiration of such options. The proceeds of the exercise of a stock appreciation right may also be deferred as provided by the provisions of the 1998 Option Plan.

    Number of Shares Covered by the Option Plan. A total of 111,200 shares of Common Stock, which is equal to 4.9% of the Common Stock issued and outstanding as of the date hereof, has been reserved for future issuance pursuant to the 1998 Option Plan. In the event of a stock split, reverse stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of Common Stock under the 1998 Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment. The 1998 Option Plan provides that awards to each employee shall not exceed 25% of the shares available under the 1998 Option Plan. Awards made to non-employee directors in the aggregate may not exceed 25% of the number of shares available under the 1998 Option Plan.

    Amendment and Termination of the Option Plan. Unless sooner terminated, the 1998 Option Plan shall continue in effect for a period of ten years from November 24, 1998, the date the 1998 Option Plan was adopted by the Board of Directors. Termination of the Option Plan shall not affect any previously granted Awards.

    Federal Income Tax Consequences. Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is different. As regards incentive stock options, an optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise. With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount.

    Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1.0 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers ("covered executives"). Certain types of compensation, including compensation based on performance goals, are excluded from the $1.0 million deduction limitation. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more preestablished, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied (the "Certification Requirement").

    Final Treasury regulations issued in July 1996 provide that compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirement that compensation be paid solely on account of the attainment of one or more performance goals if: (i) the grant is made by a compensation committee consisting solely of two or more outside directors, as defined; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant or award. The Certification Requirement is not necessary if these other requirements are satisfied.

    The 1998 Option Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to stock options and stock appreciation rights granted under the 1998 Option Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code. If the non-excluded compensation of a covered executive exceeded $1.0 million, however, compensation attributable to other awards, such as restricted stock, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by a compensation committee meeting specified requirements and disclosed to and approved by the stockholders of the Company. The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

    The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

    Accounting Treatment. Stock appreciation rights will, in most cases, require a charge against the earnings of the Company each year representing appreciation in the value of such rights over periods in which they become exercisable. Such charge is based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

    Neither the grant nor the exercise of an incentive stock option or a non-qualified stock option under the 1998 Option Plan currently requires any charge against earnings under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for transactions entered into after December 15, 1995. This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company anticipates that it will use the intrinsic value method, in which event pro forma disclosure will be included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

    Stockholder Approval. No Awards will be granted under the 1998 Option Plan unless the 1998 Option Plan is approved by stockholders. Stockholder approval of the 1998 Option Plan will also satisfy Nasdaq Stock Market listing requirements.

    Awards to be Granted. The Board of Directors of the Company adopted the 1998 Option Plan and the Committee established thereunder intends to grant options to executive officers, employees and non-employee directors of the Company and the Bank. However, the timing of any such grants, the individual recipients and the specific amounts of such grants have not been determined.

       The Board of Directors recommends that stockholders vote FOR adoption of the 1998 Stock Option Plan.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Deloitte & Touche LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending September 30, 1999, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Deloitte & Touche LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 1999.


                              STOCKHOLDER PROPOSALS

         Any proposal that a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is anticipated to be held in January 2000, must be received at the principal executive offices of the Company, 22 West State Street, Media, Pennsylvania 19063, Attention: Carol Walsh, Corporate Secretary, no later than August 26, 1999. If such proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.


                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended September 30, 1998 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 1998 required to be filed under the Exchange Act. Such written requests should be directed to Thomas M. Kelly, Executive Vice President and Chief Financial Officer, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania 19063. The Form 10-K is not part of the proxy solicitation materials.


                                  OTHER MATTERS

     Each proxy solicited hereby also confers discretionary authority on the Board of Direct roxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company has retained Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will be paid a fee of $4,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

         YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A



                         FIRST KEYSTONE FINANCIAL, INC.
                             1998 STOCK OPTION PLAN


                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

     First Keystone Financial, Inc. (the "Corporation") hereby establishes this 1998 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.


                                   ARTICLE II
                               PURPOSE OF THE PLAN

         The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees and Non-Employee Directors for outstanding performance. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind. Each recipient of an Award hereunder is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Award hereunder.


                                   ARTICLE III
                                   DEFINITIONS

         3.01 "Award" means an Option or Stock Appreciation Right granted pursuant to the terms of this Plan.

         3.02 "Bank" means First Keystone Federal Savings Bank, the wholly owned subsidiary of the Corporation.

         3.03     "Board" means the Board of Directors of the Corporation.

         3.04 "Change in Control of the Corporation" shall mean the occurrence of any of the following: (i) the acquisition of control of the Corporation as defined in 12 C.F.R. ss.574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. ss.574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a)of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Exchange Act, or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities except for any securities purchased by the Corporation or the Bank; or (iv) during any period of thirty-six consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         3.05     "Code" means the Internal Revenue Code of 1986, as amended.

        3.06 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof each of whom shall be a Non-Employee Director as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto and within the meaning of Section 162(m) of the Code and the regulations thereunder.

         3.07 "Common Stock" means shares of the common stock, par value $.01 per share, of the Corporation.

         3.08 "Disability" means any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Corporation, if such individual were covered by that plan.

         3.09 "Effective Date" means the day upon which the Board approves this Plan.

         3.10 "Employee" means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

         3.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         3.12 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee.

         3.13 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

         3.14 "Non-Employee Director" means a member of the Board of the Corporation or Board of Directors of the Bank or any successor thereto, including a Director Emeritus of the Boards of the Corporation and/or the Bank, who is not an Officer or Employee of the Corporation or any Subsidiary Company.

         3.15 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

         3.16 "Officer" means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

         3.17 "Option" means a right granted under this Plan to purchase Common Stock.

         3.18 "Optionee" means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

         3.19 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Corporation or a Subsidiary Corporation, or, if no such plan is applicable, which would constitute "retirement" under the Corporation's pension benefit plan, if such individual were a participant in that plan. With respect to Non-Employee Directors, retirement means retirement from service on the Board of Directors of the Corporation or the Bank or any successor thereto (including service as an Director Emeritus) after attaining the age of 70.

         3.20 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in the discretion of the Board or the Committee in accordance with
Section 8.10.

         3.21 "Subsidiary Companies" means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 424(f) of the Code, at the time of granting of the Option in question.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 Duties of the Committee. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, (iii) establish the method and arrangements by which an Optionee may defer a NonQualified Option or Stock Appreciation Right pursuant to Article XIII hereof, and (iv) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

         4.02 Appointment and Operation of the Committee. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

         4.03 Revocation for Misconduct. The Board or the Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Restated Articles of Incorporation and Bylaws or the Bank's Charter and Bylaws shall terminate as of the effective date of such removal.

         4.04 Limitation on Liability. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         4.05 Compliance with Law and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised if such exercise would be contrary to applicable laws and regulations.

         4.06 Restrictions on Transfer. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.


                                    ARTICLE V
                                   ELIGIBILITY

         Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies. Non-Employee Directors shall be eligible to receive only Awards of Non-Qualified Options pursuant to this Plan.


                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

         6.01 Option Shares. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be 111,200. None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares. Notwithstanding the foregoing, if an Option is surrendered in connection with the exercise of a Stock Appreciation Right, the number of shares covered thereby shall not be available for grant under the Plan. During the time this Plan remains in effect, grants to each Employee shall not exceed 25% of the shares of Common Stock available under the Plan. Awards made to Non-Employee Directors in the aggregate may not exceed 25% of the number of shares available under this Plan

         6.02 Source of Shares. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

                                   ARTICLE VII
                                DETERMINATION OF
                         AWARDS, NUMBER OF SHARES, ETC.

         The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non- Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option (in the case of Employees) and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee and Non-Employee Director, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan.

                                  ARTICLE VIII
                      OPTIONS AND STOCK APPRECIATION RIGHTS

         Each Option granted hereunder shall be on the following terms and conditions:

         8.01 Stock Option Agreement. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         8.02     Option Exercise Price.

                  (a) Incentive Stock Options. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

                  (b) Non-Qualified Options. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than the one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

         8.03  Vesting and Exercise of Options.

                  (a) General Rules. Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee. Notwithstanding the foregoing, except as provided in Section 8.03(b) hereof, no vesting shall occur on or after an Employee's employment or service as a Non-Employee Director with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability, Retirement or in the event of a Change in Control of the Corporation. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

                  (b) Accelerated Vesting. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non- Employee Director because of his death or Disability. All Options hereunder shall become immediately vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Corporation due to Retirement. In addition, all outstanding Options hereunder shall become immediately vested and exercisable in full as of the effective date of a Change in Control of the Corporation.

         8.04  Duration of Options.

                  (a) General Rule. Except as provided in Sections 8.04(b) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of
(i) ten (10) years after its date of grant or (ii) one (1) year after the date on which the Employee ceases to be employed by the Corporation and all Subsidiary Companies, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment to a period not exceeding five (5) years.

         Except as provided in Section 8.04(b), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) years after the date on which the Non-Employee Director ceases to serve as a director of the Corporation and all Subsidiary Companies, unless the Board or the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of service to a period not exceeding five (5) years.

                  (b) Exceptions. Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted: (i) if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the three (3) year period following his termination due to Disability or Retirement, to exercise such Options, and (ii) if a Non-Employee Director terminates his service as a director with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Non-Employee Director shall have the right, during the three (3) year period following his termination due to Disability or Retirement, to exercise such Options.

         Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control of the Corporation without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term of the Option from the date of grant.

         If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

         In no event,  however,  shall any Option be  exercisable  more than ten
(10) years from the date it was granted.

         8.05 Nonassignability. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

         8.06 Manner of Exercise. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

         8.07 Payment for Shares. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations, or (iii) at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof more than six months prior to the exercise date of the Option.

         8.08 Voting and Dividend Rights. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation's stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

         8.09 Additional Terms Applicable to Incentive Stock Options. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

                  (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

                  (b) Limitation on Ten Percent Stockholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section
8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

                  (c) Notice of Disposition; Withholding; Escrow. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of

Common Stock acquired through exercise of an Incentive Stock Option,  within two
(2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee or the Board may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this
Section 8.09(c).

         8.10     Stock Appreciation Rights.

                  (a) General Terms and Conditions. The Board or the Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Board or the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

         The terms and conditions with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section 8.10 and the Plan: the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.10; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Board or the Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

                  (b) Time Limitations. If a holder of a Stock Appreciation Right terminates service with the Corporation as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

                  (c) Effects of Exercise of Stock Appreciation Rights or Options. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

                  (d) Time of Grant. A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates, while a Stock Appreciation Right granted in connection with a Non-Qualified Option may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option.

                  (e) Non-Transferable. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

                                   ARTICLE IX
                         ADJUSTMENTS FOR CAPITAL CHANGES

         The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Award to each Employee and each Non-Employee Director and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common

Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options. Notwithstanding any provision to the contrary, the exercise price of shares subject to outstanding Awards may be proportionately adjusted upon the payment of a special large and nonrecurring dividend that has the effect of a return of capital to the stockholders, providing that the adjustment to the per share exercise price shall satisfy the criteria set forth in Emerging Issues Task Force 90-9 (or any successor thereto) so that the adjustments do not result in compensation expense, and provided further that if such adjustment with respect to incentive stock options would be treated as a modification of the outstanding incentive stock options with the effect that, for purposes of Sections 422 and 425(h) of the Code, and the rules and regulations promulgated thereunder, new incentive options would be deemed to be granted, then no adjustment to the per share exercise price of outstanding stock options shall be made.

                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan as specifically authorized herein.

                                   ARTICLE XI
                          EMPLOYMENT AND SERVICE RIGHTS

         Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

                                   ARTICLE XII
                                   WITHHOLDING

         12.01 Tax Withholding. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in
Section 8.09(c).

         12.02 Methods of Tax Withholding. The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously owned shares of Common Stock or other property.

                                  ARTICLE XIII
                                DEFERRED PAYMENTS

         13.01 Deferral of Options and Stock Appreciation Rights. Notwithstanding any other provision of this Plan, any Optionee may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any Non-Qualified Option not transferred under the provisions of Section8.05 hereof and Stock Appreciation Rights.

         13.02 Timing of Election. The election to defer the delivery of the proceeds from any eligible NonQualified Option or Stock Appreciation Right must be made at least six (6) months prior to the date such Option or Stock Appreciation Right is exercised or at such other time as the Committee may specify. Deferrals of eligible NonQualified Options or Stock Appreciation Rights shall only be allowed for exercises of Options and Stock Appreciation Rights that occur while the Participant is in active service with the Corporation or one of its Subsidiary Companies. Any election to defer the proceeds from an eligible Non-Qualified Option or Stock Appreciation Right shall be irrevocable as long as the Optionee remains an Employee or an Non-Employee Director of the Corporation or one of its Subsidiary Companies.

         13.03 Stock Option Deferral. The deferral of the proceeds of Non-Qualified Options may be elected by an Optionee subject to the rules and regulations established by the Committee. The proceeds from such an exercise shall be credited to a deferred stock option account established for the Optionee (which may be part of an existing deferred compensation trust account). The proceeds shall be credited to the deferred stock option account as a number of deferred shares or share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock. Deferred share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Optionee's termination of employment or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

         13.04 Stock Appreciation Right Deferral. The deferral of the proceeds of Stock Appreciation Rights may be made by an Optionee subject to the rules and regulations established by the Committee. Upon exercise, the Committee will credit the Optionee's deferred stock option account with a number of deferred shares or share units equivalent in value to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the Exercise Price of the Stock Appreciation Right multiplied by the number of shares exercised. Deferred shares or share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock. Deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred shares or share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Participant's termination of service or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

         13.05 Accelerated Distributions. The Committee may, at its sole discretion, allow for the early payment of an Optionee's deferred stock option account in the event of an "unforeseeable emergency" or in the event of the death or Disability of the Optionee. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Optionee that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and the regulations promulgated thereunder. Additionally, the Committee may use its discretion to cause stock option deferral accounts to be distributed when continuing the program is no longer in the best interest of the Corporation or one of its Subsidiary Companies.

         13.06 Assignability. No rights to deferred stock option accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that an Optionee may designate a beneficiary pursuant to any rules established by the Committee.

         13.07 Unfunded Status. No Optionee or other person shall have any interest in any fund or in any specific asset of the Corporation or one of its Subsidiary Companies by reason of any amount credited pursuant to the provisions hereof. Any amounts payable pursuant to the provisions hereof shall be paid from the general assets of the Corporation or one of its Subsidiary Companies and no Optionee or other person shall have any rights to such assets beyond the rights afforded general creditors of the Corporation or one of its Subsidiary Companies. However, the Corporation or one of its Subsidiary Companies shall have the right to establish a reserve, trust or make any investment for the purpose of satisfying the obligations created under this Article XIII of the Plan; provided, however, that no Optionee or other person shall have any interest in such reserve, trust or investment.

                                   ARTICLE XIV
                        EFFECTIVE DATE OF THE PLAN; TERM

         14.01 Effective Date of the Plan. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by stockholders of the Corporation and prior to the termination of the Plan, provided that this Plan is approved by stockholders of the Corporation pursuant to Article XV hereof.

         14.02 Term of the Plan. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                   ARTICLE XV
                              STOCKHOLDER APPROVAL

         The Corporation shall submit this Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, (iii) the Nasdaq Stock Market for continued quotation of the Common Stock on the Nasdaq National Market and (iv) the regulations of the Office of Thrift Supervision.

                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.01 Governing Law. To the extent not governed by federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

         16.02 Pronouns. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                                 REVOCABLE PROXY
                         FIRST KEYSTONE FINANCIAL, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST KEYSTONE FINANCIAL, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 27, 1999 AND AT ANY ADJOURNMENT THEREOF.

  The undersigned, being a stockholder of the Company as of December 15, 1998, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on January 27, 1999 at 2:00 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.

 I. ELECTION OF DIRECTORS Nominees for four-year term:

   Donald S. Guthrie, Edmund Jones and Willard F. Letts

                                                         FOR ALL
                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

2. PROPOSAL to adopt the 1998 Stock Option Plan.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


3. PROPOSAL to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1999.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.     [   ]

  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

  SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE BOARD OF DIRECTORS' NOMINEES AND PROPOSALS 2 AND 3.

  The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for January 27, 1999, a Proxy Statement for the Annual Meeting and the Company's 1998 Annual Report to Stockholders prior to the signing of this Proxy.

          Please be sure to sign and date this Proxy in the box below.

                  _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above



    Detach above card, sign, date and mail in postage paid envelope provided.

                         FIRST KEYSTONE FINANCIAL, INC.

  Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY